Exhibit 32.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Gary R. Dalke, Chief Financial Officer, of Western Refining Logistics, LP (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2014

Western Refining Logistics, LP
By: Western Refining Logistics GP, LLC

/s/ Gary R. Dalke
Gary R. Dalke Chief Financial Officer